Och-Ziff Capital Management Group LLC Reports
2016 Second Quarter Results
NEW YORK, August 2, 2016 – Och-Ziff Capital Management Group LLC (NYSE: OZM) (the “Company” or “Och-Ziff”) today reported GAAP net loss allocated to Class A Shareholders (“GAAP Net Loss”) of $78.6 million, or $0.43 per basic and $0.44 per diluted Class A Share, for the 2016 second quarter and a GAAP Net Loss of $147.9 million, or $0.81 per basic and diluted Class A Share, for the 2016 first half.
Summary

•	Och-Ziff recorded an additional $214.3 million reserve accrual in the 2016 second quarter in connection with its ongoing FCPA investigation, bringing the total reserve to $414.3 million.

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Certain of Och-Ziff’s executive managing directors are in discussions to commit up to $500 million to the Company through the purchase of perpetual preferred units. The proceeds of the potential financing transaction would be used to fund the investigation-related monetary settlement and for general corporate purposes. The units are expected to have a dividend rate of 0% initially for three years, which would increase over time, and are not convertible into Class A Shares.

•	William Barr, the 77th Attorney General of the United States and former General Counsel of Verizon Communications, has been elected to the Company’s Board of Directors.

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Distributable Earnings in the 2016 second quarter were a loss of $184.3 million, or $0.35 per Adjusted Class A Share, which includes the investigation-related reserve of $214.3 million, or $0.41 per Adjusted Class A Share.

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Distributable Earnings in the 2016 first half were a loss of $326.8 million, or $0.63 per Adjusted Class A Share, which includes investigation related reserve of $414.3 million, or $0.80 per Adjusted Class A Share.

•	Assets under management totaled $42.0 billion as of June 30, 2016, declining 12% year-over-year, primarily due to net outflows from the Company’s multi-strategy funds.

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Assets under management in the Company’s dedicated credit, real estate and other single-strategy funds were $15.9 billion, comprising 38% of assets under management as of June 30, 2016, increasing 6% year-over-year.

◦	Estimated assets under management totaled $39.1 billion as of August 1, 2016.
“Our multi-strategy performance improved during the second quarter and into July,” said Dan Och, Chairman and Chief Executive Officer of Och-Ziff. “Credit remains a bright spot for us, with distinctive performance on both an absolute and relative basis. We also continue to take advantage of the strong capital flows into real estate by actively monetizing investments from our earlier funds at attractive valuations.”

“Our partners are in discussions to commit up to $500 million to the firm,” added Mr. Och. “Over the last 22 years, we have built an enduring, institutional business with a leading market position in an industry which has experienced extraordinary growth and evolution. It is for these reasons that my partners and I continue to have such deep conviction about the future of this firm.”
RECENT DEVELOPMENTS
The Company has recorded a year-to-date reserve accrual of $414.3 million in anticipation of a monetary settlement associated with an ongoing investigation of the Company by the U.S. Securities and Exchange Commission (“SEC”) and the U.S. Department of Justice (“the DOJ”) concerning possible violations of the FCPA and other laws.
Certain of Och-Ziff’s executive managing directors are in discussions with a Special Committee of the Company’s Board of Directors, composed entirely of independent directors, regarding a potential financing transaction of up to $500 million of perpetual preferred units. The dividend rate on the units is expected to be 0% initially for three years, after which it will increase over time and upon the occurrence of certain events to be agreed. The units would not be convertible into Class A Shares. The proceeds would be used to fund the monetary settlement related to resolution of the investigation and for general corporate purposes. This transaction would be expected to be subject to customary conditions, including, among others, the Company’s entry into settlement agreements to resolve the SEC and DOJ investigations satisfactory to the executive managing directors involved in the discussions.
The Company’s Board of Directors has elected William Barr to the board, effective August 9, 2016. Mr. Barr served as the 77th Attorney General of the United States and was most recently General Counsel of Verizon Communications.
GAAP NET INCOME (LOSS) ALLOCATED TO CLASS A SHAREHOLDERS
On January 1, 2016, the Company adopted new consolidation accounting guidance that resulted in the deconsolidation of the majority of previously consolidated funds, including all CLOs. The deconsolidation resulted in a significant decrease in the amount of income of consolidated Och-Ziff funds, expenses of consolidated Och-Ziff funds, and net gains of consolidated Och-Ziff funds in our GAAP consolidated statement of comprehensive income (loss). Management fees and incentive income from the previously consolidated funds are also no longer eliminated in consolidation.
For the 2016 second quarter, Och-Ziff reported GAAP Net Loss of $78.6 million, or $0.43 per basic and $0.44 per diluted Class A Share, compared to GAAP net income allocated to Class A Shareholders (“GAAP Net Income”) of $4.8 million, or $0.03 per basic and diluted Class A Share, for the 2015 second quarter. The year-over-year decrease was primarily driven by an additional $214.3 million reserve accrual in connection with the Company’s FCPA investigation taken in the second quarter of 2016. In addition, lower incentive income and management fees and higher non-compensation and compensation and benefits expenses, partially offset by lower income taxes also contributed to the decrease.
For the 2016 first half, Och-Ziff reported GAAP Net Loss of $147.9 million, or $0.81 per basic and diluted Class A Share, compared to GAAP Net Income of $30.6 million, or $0.17 per basic and diluted Class A Share, for the 2015 first half. The year-over-year decrease was primarily driven by the $414.3 million FCPA investigation reserve accrual taken in the first half of 2016. In addition, lower incentive income and management fees and higher non-compensation expenses, partially offset by lower income taxes and lower compensation and benefits, also contributed to the year-over-year decrease.

Throughout this press release, the Company presents financial measures that are not prepared in accordance with GAAP. For a discussion of these non-GAAP measures, please see the section titled “Non-GAAP Financial Measures” at the end of this press release.
DISTRIBUTABLE EARNINGS (NON-GAAP)
For the 2016 second quarter, Och-Ziff reported Distributable Earnings loss of $184.3 million, or $0.35 per Adjusted Class A Share. Excluding the additional $214.3 million FCPA investigation reserve accrual recorded in the quarter, Distributable Earnings were $30.0 million, or $0.06 per Adjusted Class A Share, compared to $95.2 million, or $0.18 per Adjusted Class A Share, for the 2015 second quarter.
For the 2016 first half, Och-Ziff reported Distributable Earnings loss of $326.8 million, or $0.63 per Adjusted Class A Share. Excluding the $414.3 million FCPA investigation reserve accrual taken in the first half of 2016, Distributable Earnings were $87.5 million, or $0.17 per Adjusted Class A Share, compared to Distributable Earnings of $221.9 million, or $0.43 per Adjusted Class A Share, for the 2015 first half.
Excluding the FCPA reserve accrual, the year-over-year decreases were due to lower incentive income and management fees, as well as higher operating expenses. Please see the “Economic Income (Non-GAAP)” section of this press release for a discussion of the drivers affecting the Company’s Economic Income. The adoption of the new consolidation guidance referenced above had no impact on Economic Income or Distributable Earnings.
Distributable Earnings is a non-GAAP measure. For reconciliations of Distributable Earnings to the respective GAAP Net Income for the periods discussed above, please see Exhibits 2 and 3 that accompany this press release. Additionally, please see the section titled “Non-GAAP Financial Measures” at the end of this press release, including the definitions of Distributable Earnings, Adjusted Income Taxes and Adjusted Class A Shares.
ASSETS UNDER MANAGEMENT

			Year-Over-Year Change
(dollars in billions)	June 30, 2016	June 30, 2015	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)	Total	%

Multi-strategy funds	$26.1	$33.0	$(4.9)	$—	$(2.0)	$(6.9)	-21%
Credit
Opportunistic credit funds	5.2	5.1	0.7	(0.5)	(0.1)	0.1	2%
Institutional Credit Strategies	7.2	6.6	0.7	—	—	0.7	10%
Real estate funds	2.2	2.0	0.4	(0.1)	—	0.2	10%
Other	1.2	1.3	—	—	(0.1)	(0.1)	-7%
Total	$42.0	$48.0	$(3.1)	$(0.6)	$(2.2)	$(6.0)	-12%
Totals may not sum due to rounding. Please see Exhibit 6 for detailed information.

As of June 30, 2016, assets under management totaled $42.0 billion, a decrease of $6.0 billion, or 12%, from June 30, 2015, which was driven by capital net outflows of $3.1 billion and $637.5 million of distributions to investors and other reductions in the Company's closed-end opportunistic credit and real estate funds. Also contributing to the decline was performance-related depreciation of $2.2 billion. During the month of June, the Company had approximately $127.0 million of intra-month capital net outflows, which are included in the $42.0 billion of assets under management as of June 30, 2016.
Assets under management decreased to an estimated $39.1 billion as of August 1, 2016. This decrease reflected estimated performance-related appreciation of approximately $214.0 million in July and capital net outflows of approximately $3.0 billion, which was comprised of approximately $2.8 billion of capital net outflows on July 1, 2016 and approximately $277.0 million of capital net outflows from July 2, 2016 to August 1, 2016.
Please see detailed assets under management and fund information on Exhibits 6 through 8 that accompany this press release.
Multi-strategy funds
Assets under management in Och-Ziff’s multi-strategy funds totaled $26.1 billion as of June 30, 2016, decreasing 21%, or $6.9 billion, year-over-year. This change was driven by net capital outflows of $4.9 billion, primarily in the OZ Master Fund, the Company’s largest multi-strategy fund, as well as performance-related depreciation of $2.0 billion.
For the first half of 2016, the OZ Master Fund, the Company's largest multi-strategy fund, generated a gross return of -1.2% and a net return of -2.1%. On a gross basis, U.S. long/short equity special situations was the largest contributor to the performance-related depreciation, partially offset by positive performance in merger arbitrage, credit-related strategies and convertible and derivative arbitrage.
Credit
Assets under management in Och-Ziff’s dedicated credit products totaled $12.4 billion as of June 30, 2016, increasing $0.8 billion, or 7%, year-over-year. This change was driven by capital net inflows of $1.4 billion, partially offset by $478.4 million of distributions and other reductions in the Company's closed-end opportunistic credit funds and $93.7 million of performance-related depreciation.
Opportunistic credit
Och-Ziff’s opportunistic credit funds seek to generate risk-adjusted returns by capturing value in mispriced investments across disrupted, dislocated and distressed corporate, structured and private credit markets globally.
Assets under management in the Company’s opportunistic credit funds totaled $5.2 billion as of June 30, 2016, essentially unchanged year-over-year. This was due to $661.3 million of capital net inflows, primarily into the Customized Credit Focused Platform, partially offset by $478.4 million of distributions and other reductions related to the Company’s closed-end opportunistic credit funds. Also contributing to the decrease was $74.8 million of performance-related depreciation.
For the first half of 2016, the OZ Credit Opportunities Master Fund, the Company’s global opportunistic credit fund, generated a gross return of 5.1% and a net return of 4.4%. On a gross basis, performance was driven by the fund’s U.S. portfolio.

Institutional Credit Strategies
Institutional Credit Strategies (“ICS”) is the Company’s asset management platform that invests in performing credits, including leveraged loans, high-yield bonds, private credit/bespoke financing and investment grade credit via CLOs and other customized solutions for clients.
Assets under management in ICS totaled $7.2 billion as of June 30, 2016, increasing $0.7 billion, or 10%, year-over-year. The increase was primarily driven by three CLOs that closed in the year-over-year period. ICS managed 13 CLOs as of June 30, 2016.
Real estate funds
Assets under management in Och-Ziff’s real estate funds totaled $2.2 billion as of June 30, 2016, increasing $210.3 million year-over-year. The increase was driven by Och-Ziff Real Estate Credit Fund I, partially offset by distributions and other reductions from Och-Ziff Real Estate Fund II. Since inception, the net IRR for Och-Ziff Real Estate Fund II (for which the investment period ended in 2014) was 21.9% through June 30, 2016. Since inception, the net IRR for Och-Ziff Real Estate Fund I (for which the investment period ended in 2010) was 15.7% through June 30, 2016.
ECONOMIC INCOME (NON-GAAP)
In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes certain adjustments that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating operating performance in any given period. The adoption of the new consolidation guidance referenced above had no impact on Economic Income.
For reconciliations of Economic Income and its components to the respective GAAP measures, please see Exhibits 2 through 5 that accompany this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.
Economic Income Revenues (Non-GAAP)
Economic Income revenues for the 2016 second quarter were $142.1 million, a 29% decrease from $199.1 million for the 2015 second quarter. Management fees were $133.4 million, 20% lower than $167.0 million for the prior-year period. Incentive income was $8.1 million, 74% lower than the $31.5 million for the prior-year period.
Economic Income revenues for the 2016 first half were $317.6 million, a 26% decrease from $428.6 million for the 2015 first half. Management fees were $277.8 million, a 16% decrease from $330.9 million for the prior-year period. Incentive income was $38.7 million, 60% lower than the $96.8 million for the prior-year period.
The year-over-year decrease in management fees was driven primarily by lower assets under management in the Company’s multi-strategy funds, partially offset by higher assets under management in the Company’s ICS products. This change in mix also resulted in a lower year-over-year average management fee rate.
The year-over-year decrease in incentive income was driven primarily by lower incentive income from fund investor redemptions, as well as lower tax distributions taken to cover tax liabilities on incentive income that has been accrued on certain longer-term assets under management, but that will not be realized until the end of the relevant commitment period.
The average management fee rate was 1.28%for the 2016 second quarter and 1.30% for the 2016 first half. The Company’s average management fee will vary from quarter to quarter based on the mix of products that comprise its assets under management.
Compensation and Benefits (Non-GAAP)
Compensation and benefits for the 2016 second quarter totaled $36.0 million, up 9% from $33.1 million for the 2015 second quarter. Salaries and benefits were $29.0 million, 4% higher than $27.7 million in the prior-year period due to a higher average number of employees in the current year period. Bonus expense for the 2016 second quarter totaled $7.0 million, compared to $5.3 million for the prior-year period.
Compensation and benefits for the 2016 first half totaled $69.8 million, a 4% increase from $66.4 million for the 2015 first half. Salaries and benefits were $58.9 million, 6% higher than $55.6 million in the prior-year period due to a higher average number of employees in the current year period. Bonus expense for the 2016 first half totaled $10.8 million, essentially flat compared to the prior-year period.
The ratio of salaries and benefits to management fees was 22% and 21% for 2016 second quarter and first half, respectively, compared to 17% for both of the comparative periods in 2015.
Non-Compensation Expenses (Non-GAAP)
Non-compensation expenses for the 2016 second quarter totaled $264.9 million, including the $214.3 million FCPA investigation reserve accrual taken during the quarter. Excluding the reserve accrual, non-compensation expenses were $50.6 million, essentially unchanged from the $50.7 million in the prior-year period.
Non-compensation expenses for the 2016 first half totaled $522.0 million including the $414.3 million FCPA investigation reserve accrual taken during this period. Excluding the reserve accrual, non-compensation expenses were $107.7 million compared to $91.0 million in the prior-year period. The $16.7 million year-over-year increase was primarily due to increased legal expenses relating to the investigation.
Excluding the FCPA reserve accrual, the ratio of non-compensation expenses to management fees was 38% and 39% for the 2016 second quarter and first half, respectively, compared to 30% and 28% for 2015 second quarter and first half, respectively.
Economic Income (Non-GAAP)
Economic Income for the 2016 second quarter was a net loss of $158.8 million, including the $214.3 million FCPA investigation reserve accrual taken during the quarter. Excluding the reserve accrual, Economic Income was $55.5 million, compared to $115.3 million for the second quarter of 2015.
Economic Income for the first half of 2016 was a net loss of $274.1 million, including the $414.3 million FCPA investigation reserve accrual. Excluding the reserve accrual taken during the period, Economic Income was $140.2 million, compared to $271.2 million for the first half of 2015.
Excluding the reserve, the year-over-year decrease in Economic Income was primarily driven by lower incentive income and management fees, as well as higher operating expenses.

CAPITAL
As of June 30, 2016, the number of Class A Shares outstanding was 181,449,985. For purposes of calculating Distributable Earnings per Share, the Company assumes that all the interests held by its executive managing directors in the Company’s principal operating subsidiaries (the “Och-Ziff Operating Group”) (collectively, “Partner Units”), as well as Class A Restricted Share Units (“RSUs”) outstanding during the applicable period, have been converted on a one-to-one basis into Class A Shares (“Adjusted Class A Shares”). For the quarter and first half ended June 30, 2016, the total weighted-average Adjusted Class A Shares outstanding was 519,899,005 and 519,108,816, respectively.
DIVIDEND
The Board of Directors of Och-Ziff did not declare a 2016 second-quarter dividend.
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Dan Och, Chairman and Chief Executive Officer of Och-Ziff, and Joel Frank, Chief Financial Officer, will host a conference call today, August 2, 2016, 8:30 a.m. Eastern Time to discuss the Company’s 2016 second quarter results. The call can be accessed by dialing +1-888-679-8035 (in the U.S.) or +1-617-213-4848 (international), passcode 30502473. A simultaneous webcast of the call will be available on the Public Investors page of the Company’s website (www.ozcap.com).
For those unable to listen to the live broadcast, a replay will be available shortly after the call by dialing +1-888-286-8010 (in the U.S.) or +1-617-801-6888 (international), passcode 18407426. A webcast replay will also be available on the Company’s website as noted above.
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Non-GAAP Financial Measures
Management evaluates Economic Income for the Och-Ziff Funds segment, the Company’s only reportable operating segment under GAAP, and for the Company’s Other Operations. Economic Income for the Company equals the sum of Economic Income for the Och-Ziff Funds segment and the Company’s Other Operations.
Additionally, throughout this press release management has presented certain non-GAAP measures that exclude the effect of the FCPA investigation reserve accrual taken during the first quarter of 2016. These measures are presented to provide a more comparable view of the Company’s core operating results year-over-year.
The Company conducts substantially all of its business through the Och-Ziff Funds segment, which provides asset management services to its multi-strategy, opportunistic credit and equity funds, Institutional Credit Strategies and other alternative investment vehicles. The Company’s Other Operations are primarily comprised of its real estate business, which provides asset management services to its real estate funds.
The Company’s non-GAAP measures should not be considered as alternatives to the Company’s GAAP Net Income or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. The Company’s non-GAAP measures may not be comparable to similarly titled measures used by other companies.

For reconciliations of the Company’s non-GAAP measures to the most directly comparable GAAP measures, please see Exhibits 2 through 5 that accompany this press release.
Economic Income
In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes the adjustments described below that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating the operating performance of the Company in any given period. Management uses Economic Income as the basis on which it evaluates the financial performance of the Company and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses.
Economic Income is a measure of pre-tax operating performance that excludes the following from the Company’s results on a GAAP basis:

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Income allocations to the Company’s executive managing directors on their direct interests in the Och-Ziff Operating Group. Management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

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Reorganization expenses related to the Company’s IPO, equity-based compensation expenses and depreciation and amortization expenses, as management does not consider these non-cash expenses to be reflective of operating performance. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement.

•	Changes in the tax receivable agreement liability and net gains (losses) on investments in Och-Ziff funds, as management does not consider these items to be reflective of operating performance.

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Amounts related to the consolidated Och-Ziff funds, including the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned in relation to total assets under management and fund performance. The Company also defers the recognition of incentive income allocations from the consolidated Och-Ziff funds until all clawback contingencies are resolved, consistent with the revenue recognition policy for the funds the Company does not consolidate.

In addition, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant commitment period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund.
As a result of the adjustments described above, as well as an adjustment to present management fees net of recurring placement and related service fees (rather than considering these fees an expense), management fees, incentive income, compensation and benefits, non-compensation expenses and net income allocated to noncontrolling interests as presented on an Economic Income basis are also non-GAAP measures.
Distributable Earnings
Distributable Earnings is a non-GAAP measure of after-tax operating performance and equals Economic Income less Adjusted Income Taxes. Adjusted Income Taxes are estimated assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis, and include the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC. Partner Units represent interests in the Och-Ziff Operating Group held by the Company’s executive managing directors, including the Och-Ziff Operating Group A Units and Och-Ziff Operating Group D Units. Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted-average number of Adjusted Class A Shares.
Management believes Distributable Earnings provides useful information to investors because it uses Distributable Earnings, among other financial information, to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s executive managing directors with respect to their Partner Units.
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Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.
Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. We caution that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; the outcome of third-party litigation and government investigations involving the Company, including the resolution of the FCPA investigation by the U.S. Securities and Exchange Commission (“SEC”) and the U.S. Department of Justice (the “DOJ”); conditions impacting the alternative asset management industry; the Company’s ability to retain existing investor capital; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its active executive managing directors, managing directors and other investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to its business; and assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.
If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, its actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the SEC, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2015, dated February 11, 2016, as well as may be updated from time to time in the Company’s other SEC filings. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The forward-looking statements contained in this press release are made only as of the date of this press release. The Company does not undertake to update any forward-looking statement because of new information, future developments or otherwise.
This press release does not constitute an offer of any Och-Ziff fund.
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About Och-Ziff
Och-Ziff is one of the largest institutional alternative asset managers in the world, with offices in New York, London, Hong Kong, Mumbai, Beijing, Dubai, Shanghai and Houston. Och-Ziff provides asset management services to investors globally through its multi-strategy funds, dedicated credit funds, including opportunistic credit funds and Institutional Credit Strategies products, real estate funds and other alternative investment vehicles. Och-Ziff seeks to generate consistent, positive, absolute returns across market cycles, with low volatility compared to the broader markets, and with an emphasis on preservation of capital. Och-Ziff’s funds invest across multiple strategies and geographies, consistent with the investment objectives of each fund. The global investment strategies Och-Ziff employs include convertible and derivative arbitrage, corporate credit, long/short equity special situations, merger arbitrage, private investments, real estate and structured credit. As of August 1, 2016, Och-Ziff had approximately $39.1 billion in assets under management. For more information, please visit Och-Ziff’s website (www.ozcap.com).
Investor Relations Contact:
Tina Madon
Head of Public Markets Investor Relations
+1-212-719-7381
tina.madon@ozcap.com
Media Relations Contact:
Joe Snodgrass
Head of Corporate Communications
+1-212-887-4821
joseph.snodgrass@ozcap.com

EXHIBIT 1
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Consolidated Statements of Comprehensive (Loss) Income (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues
Management fees	$143,399	$167,486	$300,309	$333,429
Incentive income	8,136	28,537	38,723	85,647
Other revenues	585	508	1,164	969
Income of consolidated Och-Ziff funds	438	124,868	804	234,205
Total Revenues	152,558	321,399	341,000	654,250

Expenses
Compensation and benefits	57,743	71,375	112,004	141,293
Reorganization expenses	—	4,017	—	8,034
Interest expense	5,937	5,405	11,323	10,650
General, administrative and other	272,501	12,013	540,025	61,848
Expenses of consolidated Och-Ziff funds	33	78,383	299	138,271
Total Expenses	336,214	171,193	663,651	360,096

Other Income (Loss)
Net gains on investments in Och-Ziff funds and joint ventures	250	72	499	189
Net gains (losses) of consolidated Och-Ziff funds	816	(3,399)	1,361	42,486
Total Other Income (Loss)	1,066	(3,327)	1,860	42,675

(Loss) Income Before Income Taxes	(182,590)	146,879	(320,791)	336,829
Income taxes	10,911	82,025	29,450	107,185
Consolidated and Comprehensive Net (Loss) Income	$(193,501)	$64,854	$(350,241)	$229,644

Allocation of Consolidated and Comprehensive Net (Loss) Income
Class A Shareholders	$(78,571)	$4,760	$(147,927)	$30,631
Noncontrolling interests	(115,592)	58,022	(203,437)	191,375
Redeemable noncontrolling interests	662	2,072	1,123	7,638
	$(193,501)	$64,854	$(350,241)	$229,644

(Loss) Earnings Per Class A Share
Basic	$(0.43)	$0.03	$(0.81)	$0.17
Diluted	$(0.44)	$0.03	$(0.81)	$0.17

Weighted-Average Class A Shares Outstanding
Basic	182,454,677	177,693,164	182,501,762	177,664,174
Diluted	479,771,696	182,095,697	182,501,762	181,126,383

EXHIBIT 2
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended June 30, 2016			Three Months Ended June 30, 2015
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Net (loss) income allocated to Class A Shareholders—GAAP	$(80,087)	$1,516	$(78,571)	$(12,328)	$17,088	$4,760
Net (loss) income allocated to the Och-Ziff Operating Group A Units	(115,632)	—	(115,632)	50,802	—	50,802
Equity-based compensation, net of RSUs settled in cash	18,687	784	19,471	29,269	978	30,247
Income taxes	10,911	—	10,911	82,025	—	82,025
Adjustment for incentive income allocations from consolidated funds subject to clawback	—	—	—	(3,066)	(15,739)	(18,805)
Allocations to Och-Ziff Operating Group D Units	1,025	—	1,025	5,189	225	5,414
Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance	—	1,425	1,425	—	2,175	2,175
Reorganization expenses	—	—	—	4,017	—	4,017
Changes in tax receivable agreement liability	(26)	—	(26)	(48,401)	—	(48,401)
Depreciation and amortization	3,394	186	3,580	2,814	186	3,000
Other adjustments	(858)	(84)	(942)	190	(147)	43
Economic Income—Non-GAAP	$(162,586)	$3,827	(158,759)	$110,511	$4,766	115,277
Adjusted Income Taxes—Non-GAAP(1)			(25,544)			(20,068)
Distributable Earnings—Non-GAAP			$(184,303)			$95,209

Weighted-Average Class A Shares Outstanding			182,454,677			177,693,164
Weighted-Average Partner Units			322,767,349			324,501,026
Weighted-Average Class A Restricted Share Units (RSUs)			14,676,979			14,558,456
Weighted-Average Adjusted Class A Shares			519,899,005			516,752,646

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$(0.35)			$0.18

Economic Income—Non-GAAP			$(158,759)
FCPA investigation reserve accrual			214,285
Economic Income Excluding Reserve—Non-GAAP			55,526
Adjusted Income Taxes—Non-GAAP(1)			(25,544)
Distributable Earnings Excluding Reserve—Non-GAAP			$29,982

Distributable Earnings Per Adjusted Class A Share Excluding Reserve—Non-GAAP			$0.06

(1) Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

EXHIBIT 3
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands, except per share amounts)

	Six Months Ended June 30, 2016			Six Months Ended June 30, 2015
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Net income (loss) allocated to Class A Shareholders—GAAP	$(151,809)	$3,882	$(147,927)	$(7,866)	$38,497	$30,631
Net income allocated to the Och-Ziff Operating Group A Units	(203,651)	—	(203,651)	131,734	—	131,734
Equity-based compensation, net of RSUs settled in cash	36,655	1,358	38,013	57,274	1,769	59,043
Income taxes	29,450	—	29,450	107,185	—	107,185
Adjustment for incentive income allocations from consolidated funds subject to clawback	—	—	—	(826)	(36,452)	(37,278)
Allocations to Och-Ziff Operating Group D Units	1,900	—	1,900	10,886	563	11,449
Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance	—	2,689	2,689	—	3,594	3,594
Reorganization expenses	—	—	—	8,034	—	8,034
Changes in tax receivable agreement liability	(171)	—	(171)	(48,426)	—	(48,426)
Depreciation and amortization	6,609	373	6,982	4,778	371	5,149
Other adjustments	(1,508)	135	(1,373)	401	(291)	110
Economic Income—Non-GAAP	$(282,525)	$8,437	(274,088)	$263,174	$8,051	271,225
Adjusted Income Taxes—Non-GAAP(1)			(52,733)			(49,318)
Distributable Earnings—Non-GAAP			$(326,821)			$221,907

Weighted-Average Class A Shares Outstanding			182,501,762			177,664,174
Weighted-Average Partner Units			322,705,784			324,495,004
Weighted-Average Class A Restricted Share Units (RSUs)			13,901,270			13,579,640
Weighted-Average Adjusted Class A Shares			519,108,816			515,738,818

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$(0.63)			$0.43

Economic Income—Non-GAAP			$(274,088)
FCPA investigation reserve accrual			414,285
Economic Income Excluding Reserve—Non-GAAP			140,197
Adjusted Income Taxes—Non-GAAP(1)			(52,733)
Distributable Earnings Excluding Reserve—Non-GAAP			$87,464

Distributable Earnings Per Adjusted Class A Share Excluding Reserve—Non-GAAP			$0.17

(1) Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

EXHIBIT 4
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands)

	Three Months Ended June 30, 2016			Three Months Ended June 30, 2015
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Management fees—GAAP	$138,162	$5,237	$143,399	$162,660	$4,826	$167,486
Adjustment to management fees(1)	(10,023)	—	(10,023)	(477)	—	(477)
Management Fees—Economic Income Basis—Non-GAAP	128,139	5,237	133,376	162,183	4,826	167,009

Incentive income—GAAP	6,950	1,186	8,136	28,537	—	28,537
Adjustment to incentive income(2)	—	—	—	758	2,242	3,000
Incentive Income—Economic Income Basis—Non-GAAP	6,950	1,186	8,136	29,295	2,242	31,537
Other revenues	583	2	585	499	9	508
Total Revenues—Economic Income Basis—Non-GAAP	$135,672	$6,425	$142,097	$191,977	$7,077	$199,054

Compensation and benefits—GAAP	$53,577	$4,166	$57,743	$66,209	$5,166	$71,375
Adjustment to compensation and benefits(3)	(19,538)	(2,209)	(21,747)	(34,920)	(3,378)	(38,298)
Compensation and Benefits—Economic Income Basis—Non-GAAP	$34,039	$1,957	$35,996	$31,289	$1,788	$33,077

Interest expense and general, administrative and other expenses—GAAP	$277,611	$827	$278,438	$16,712	$706	$17,418
Adjustment to interest expense and general, administrative and other expenses(4)	(13,389)	(186)	(13,575)	33,464	(183)	33,281
Non-Compensation Expenses—Economic Income Basis—Non-GAAP	264,222	641	264,863	50,176	523	50,699
FCPA investigation reserve accrual	(214,285)	—	(214,285)	—	—	—
Non-Compensation Expenses Excl. Reserve—Economic Income Basis—Non-GAAP	$49,937	$641	$50,578	$50,176	$523	$50,699

Net (loss) income allocated to noncontrolling interests—GAAP	$(115,646)	$54	$(115,592)	$22,112	$35,910	$58,022
Adjustment to net income allocated to noncontrolling interests(6)	115,643	(54)	115,589	(22,111)	(35,910)	(58,021)
Net Loss Allocated to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$(3)	$—	$(3)	$1	$—	$1

(1)
Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.

(2)	Adjustment to exclude the impact of eliminations related to the consolidated Och-Ziff funds.

(3)
Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement. Further, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant commitment period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Distributions to the Och-Ziff Operating Group D Units are also excluded, as management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

(4)
Adjustment to exclude depreciation, amortization and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.

(5)	Adjustment to exclude net gains on investments in Och-Ziff funds, as management does not consider these gains to be reflective of the operating performance of the Company.

(6)
Adjustment to exclude amounts allocated to the executive managing directors on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings to investors in those funds, is also removed.

EXHIBIT 5
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands)

	Six Months Ended June 30, 2016			Six Months Ended June 30, 2015
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Management fees—GAAP	$289,937	$10,372	$300,309	$323,828	$9,601	$333,429
Adjustment to management fees(1)	(22,554)	—	(22,554)	(2,577)	—	(2,577)
Management Fees—Economic Income Basis—Non-GAAP	267,383	10,372	277,755	321,251	9,601	330,852

Incentive income—GAAP	33,903	4,820	38,723	85,647	—	85,647
Adjustment to incentive income(2)	—	—	—	7,418	3,755	11,173
Incentive Income—Economic Income Basis—Non-GAAP	33,903	4,820	38,723	93,065	3,755	96,820
Other revenues	1,155	9	1,164	951	18	969
Total Revenues—Economic Income Basis—Non-GAAP	$302,441	$15,201	$317,642	$415,267	$13,374	$428,641

Compensation and benefits—GAAP	$103,303	$8,701	$112,004	$131,019	$10,274	$141,293
Adjustment to compensation and benefits(3)	(38,205)	(4,047)	(42,252)	(68,948)	(5,926)	(74,874)
Compensation and Benefits—Economic Income Basis—Non-GAAP	$65,098	$4,654	$69,752	$62,071	$4,348	$66,419

Interest expense and general, administrative and other expenses—GAAP	$548,865	$2,483	$551,348	$71,151	$1,347	$72,498
Adjustment to interest expense and general, administrative and other expenses(4)	(28,992)	(373)	(29,365)	18,878	(372)	18,506
Non-Compensation Expenses—Economic Income Basis—Non-GAAP	519,873	2,110	521,983	90,029	975	91,004
FCPA investigation reserve accrual	(414,285)	—	(414,285)	—	—	—
Non-Compensation Expenses Excl. Reserve—Economic Income Basis—Non-GAAP	$105,588	$2,110	$107,698	$90,029	$975	$91,004

Net (loss) income allocated to noncontrolling interests—GAAP	$(203,667)	$230	$(203,437)	$148,601	$42,774	$191,375
Adjustment to net income allocated to noncontrolling interests(6)	203,662	(230)	203,432	(148,608)	(42,774)	(191,382)
Net Loss Allocated to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$(5)	$—	$(5)	$(7)	$—	$(7)

(1)
Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.

(2)	Adjustment to exclude the impact of eliminations related to the consolidated Och-Ziff funds.

(3)
Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement. Further, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant commitment period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Distributions to the Och-Ziff Operating Group D Units are also excluded, as management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

(4)
Adjustment to exclude depreciation, amortization and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.

(5)	Adjustment to exclude net gains on investments in Och-Ziff funds, as management does not consider these gains to be reflective of the operating performance of the Company.

(6)
Adjustment to exclude amounts allocated to the executive managing directors and the Ziffs (until they exchanged their remaining interests during the 2014 second quarter) on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings to investors in those funds, is also removed.

EXHIBIT 6
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Summary Of Changes In Assets Under Management(1) (Unaudited)
(dollars in thousands)

	Three Months Ended June 30, 2016
	March 31, 2016	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	June 30, 2016

Multi-strategy funds	$27,511,130	$(1,706,955)	$—	$290,219	$26,094,394
Credit
Opportunistic credit funds	5,178,528	16,964	(147,400)	144,664	5,192,756
Institutional Credit Strategies	7,242,804	8,797	—	(6,093)	7,245,508
Real estate funds	2,067,870	155,956	(7,072)	(2,933)	2,213,821
Other	1,211,726	21,924	—	309	1,233,959
Total	$43,212,058	$(1,503,314)	$(154,472)	$426,166	$41,980,438

	Three Months Ended June 30, 2015
	March 31, 2015	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	June 30, 2015

Multi-strategy funds	$33,872,642	$(1,139,366)	$—	$257,182	$32,990,458
Credit
Opportunistic credit funds	5,191,989	18,201	(174,260)	48,681	5,084,611
Institutional Credit Strategies	5,857,399	707,095	—	3,486	6,567,980
Real estate funds	2,058,366	9,488	(68,649)	4,347	2,003,552
Other	1,329,831	(22,800)	—	16,282	1,323,313
Total	$48,310,227	$(427,382)	$(242,909)	$329,978	$47,969,914

	Six Months Ended June 30, 2016
	December 31, 2015	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	June 30, 2016

Multi-strategy funds	$29,510,248	$(2,761,207)	$—	$(654,647)	$26,094,394
Credit
Opportunistic credit funds	5,383,629	(43,352)	(288,400)	140,879	5,192,756
Institutional Credit Strategies	7,241,680	14,176	—	(10,348)	7,245,508
Real estate funds	2,048,559	230,995	(61,365)	(4,368)	2,213,821
Other	1,310,745	(21,448)	—	(55,338)	1,233,959
Total	$45,494,861	$(2,580,836)	$(349,765)	$(583,822)	$41,980,438

	Six Months Ended June 30, 2015
	December 31, 2014	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	June 30, 2015

Multi-strategy funds	$34,100,390	$(2,600,685)	$—	$1,490,753	$32,990,458
Credit
Opportunistic credit funds	5,098,600	416,454	(537,190)	106,747	5,084,611
Institutional Credit Strategies	5,166,734	1,395,147	—	6,099	6,567,980
Real estate funds	2,022,399	64,001	(82,941)	93	2,003,552
Other	1,146,292	91,132	(1)	85,890	1,323,313
Total	$47,534,415	$(633,951)	$(620,132)	$1,689,582	$47,969,914

(1)
Includes amounts invested by the Company, its executive managing directors, employees and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.

(2)
Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information(1) (Unaudited)
(dollars in thousands)

	Assets Under Management as of June 30,		Returns for the Six Months Ended June 30,				Annualized Returns Since Inception Through June 30, 2016
			2016		2015
	2016	2015	Gross	Net	Gross	Net	Gross		Net

Multi-strategy funds
OZ Master Fund(2)	$21,448,827	$27,046,091	-1.2%	-2.1%	6.1%	4.1%	16.9%	(2)	11.8%	(2)
OZ Asia Master Fund	1,102,792	1,272,444	-2.9%	-3.8%	15.7%	12.0%	9.4%		5.4%
OZ Europe Master Fund	845,900	918,757	-0.9%	-1.7%	7.3%	5.2%	11.6%		7.6%
OZ Enhanced Master Fund	1,003,949	1,262,828	-3.3%	-4.2%	9.8%	7.0%	9.2%		5.3%
Och-Ziff European Multi-Strategy UCITS Fund	172,092	302,105	-4.7%	-5.7%	8.0%	5.9%	4.3%		1.5%
Other funds	1,520,834	2,188,233	n/m	n/m	n/m	n/m	n/m		n/m
	26,094,394	32,990,458
Credit
Opportunistic credit funds:
OZ Credit Opportunities Master Fund	1,621,130	1,573,470	5.1%	4.4%	1.5%	1.1%	16.0%		11.6%
Customized Credit Focused Platform	2,519,090	1,814,973	5.6%	4.2%	3.7%	2.7%	18.5%		14.0%
Closed-end opportunistic credit funds	625,634	1,130,221	See the following page for information on the Company’s closed-end opportunistic credit funds.
Other funds	426,902	565,947	n/m	n/m	n/m	n/m	n/m		n/m
	5,192,756	5,084,611
Institutional Credit Strategies	7,245,508	6,567,980	See the following page for information on the Company’s institutional credit strategies.
	12,438,264	11,652,591

Real estate funds	2,213,821	2,003,552	See the second following page for information on the Company’s real estate funds.

Other	1,233,959	1,323,313	n/m	n/m	n/m	n/m	n/m		n/m

Total	$41,980,438	$47,969,914
n/m not meaningful
Please see the last page of this Exhibit 7 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

	Assets Under Management as of June 30,		Inception to Date as of June 30, 2016
					IRR
	2016	2015	Total Commitments	Total Invested Capital(3)	Gross(4)	Net(5)	Gross MOIC(6)

Closed-end Opportunistic Credit Funds (Investment Period)
OZ European Credit Opportunities Fund (2012-2015)(7)	$151,043	$312,700	$459,600	$305,487	16.6%	12.5%	1.5 x
OZ Structured Products Domestic Fund II (2011-2014)(7)	207,405	349,142	326,850	326,850	18.2%	13.9%	1.8 x
OZ Structured Products Offshore Fund II (2011-2014)(7)	212,937	301,982	304,531	304,531	14.8%	11.0%	1.6 x
OZ Structured Products Offshore Fund I (2010-2013)(7)	16,497	25,089	155,098	155,098	23.9%	19.1%	2.1 x
OZ Structured Products Domestic Fund I (2010-2013)(7)	10,504	15,425	99,986	99,986	22.8%	18.2%	2.0 x
Other funds	27,248	125,883	298,250	268,250	n/m	n/m	n/m
	$625,634	$1,130,221	$1,644,315	$1,460,202
n/m not meaningful
Please see the last page of this Exhibit 7 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

			Assets Under Management as of June 30,
	Closing Date	Initial Deal Size	2016	2015

Institutional Credit Strategies
CLOs:
OZLM I	July 19, 2012	$510,700	$497,636	$505,682
OZLM II	November 1, 2012	560,100	513,276	518,066
OZLM III	February 20, 2013	653,250	612,123	614,041
OZLM IV	June 27, 2013	600,000	541,114	543,525
OZLM V	December 17, 2013	501,250	468,683	471,074
OZLM VI	April 16, 2014	621,250	597,488	593,269
OZLM VII	June 26, 2014	824,750	796,223	796,434
OZLM VIII	September 9, 2014	622,250	596,574	596,239
OZLM IX	December 22, 2014	510,208	495,016	495,667
OZLM XI	March 12, 2015	510,500	491,377	490,977
OZLM XII	May 28, 2015	565,650	547,916	546,435
OZLM XIII	August 6, 2015	511,600	496,217	—
OZLM XIV	December 21, 2015	507,420	495,798	—
		7,498,928	7,149,441	6,171,409
Other funds	n/a	n/a	96,067	396,571
		$7,498,928	$7,245,508	$6,567,980

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

	Assets Under Management as of June 30,		Inception to Date as of June 30, 2016
				Total Investments					Realized/Partially Realized Investments(8)
	2016	2015	Total Commitments	Invested Capital(9)	Total Value(10)	Gross IRR(11)	Net IRR(5)	Gross MOIC(12)	Invested Capital	Total Value	Gross IRR(11)	Gross MOIC(12)

Real Estate Funds (Investment Period)
Och-Ziff Real Estate Fund I (2005-2010)(7)	$32,005	$39,368	$408,081	$385,228	$794,334	25.2%	15.7%	2.1x	$359,360	$786,167	28.1%	2.2x
Och-Ziff Real Estate Fund II (2011-2014)(7)	345,174	393,876	839,508	735,700	1,306,483	34.0%	21.9%	1.8x	552,240	1,085,390	39.5%	2.0x
Och-Ziff Real Estate Fund III (2014-2019)(13)	1,451,538	1,445,391	1,500,000	330,189	380,382	n/m	n/m	n/m	—	—	n/m	n/m
Och-Ziff Real Estate Credit Fund I (2015-2019)(13)	280,925	34,414	323,225	22,419	26,483	n/m	n/m	n/m	22,419	26,483	n/m	n/m
Other funds	104,179	90,503	216,172	65,920	96,835	n/m	n/m	n/m	—	—	n/m	n/m
	$2,213,821	$2,003,552	$3,286,986	$1,539,456	$2,604,517				$934,019	$1,898,040

	Unrealized Investments as of June 30, 2016
	Invested Capital	Total Value	Gross MOIC(12)

Real Estate Funds (Investment Period)
Och-Ziff Real Estate Fund I (2005-2010)(7)	$25,868	$8,167	0.3x
Och-Ziff Real Estate Fund II (2011-2014)(7)	183,460	221,093	1.2x
Och-Ziff Real Estate Fund III (2014-2019)(13)	330,189	380,382	n/m
Och-Ziff Real Estate Credit Fund I (2015-2019)(13)	—	—	n/m
Other funds	65,920	96,835	n/m
	$605,437	$706,477
n/m not meaningful
Please see the last page of this Exhibit 7 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — Footnotes

(1)
The return information reflected in these tables represents, where applicable, the composite performance of all feeder funds that comprise each of the master funds presented. Gross return information is generally calculated using the total return of all feeder funds, net of all fees and expenses except management fees and incentive income of such feeder funds and master funds and the returns of each feeder fund include the reinvestment of all dividends and other income. Net return information is generally calculated as the gross returns less management fees and incentive income (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization). Return information also includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns. The performance calculation for the OZ Master Fund excludes realized and unrealized gains and losses attributable to currency hedging specific to certain investors investing in OZ Master Fund in currencies other than the U.S. Dollar.

(2)
The annualized returns since inception are those of the Och-Ziff Multi-Strategy Composite, which represents the composite performance of all accounts that were managed in accordance with the Company’s broad multi-strategy mandate that were not subject to portfolio investment restrictions or other factors that limited the Company’s investment discretion since inception on April 1, 1994. Performance is calculated using the total return of all such accounts net of all investment fees and expenses of such accounts, except incentive income on unrealized gains attributable to Special Investments that could reduce returns in these investments at the time of realization, and the returns include the reinvestment of all dividends and other income. For the period from April 1, 1994 through December 31, 1997, the returns are gross of certain overhead expenses that were reimbursed by the accounts. Such reimbursement arrangements were terminated at the inception of the OZ Master Fund on January 1, 1998. The size of the accounts comprising the composite during the time period shown vary materially. Such differences impacted the Company’s investment decisions and the diversity of the investment strategies followed. Furthermore, the composition of the investment strategies the Company follows is subject to its discretion, has varied materially since inception and is expected to vary materially in the future. As of June 30, 2016, the gross and net annualized returns since the OZ Master Fund’s inception on January 1, 1998 were 12.9% and 8.7%, respectively.

(3)	Represents funded capital commitments net of recallable distributions to investors.

(4)
Gross internal rate of return (“IRR”) for the Company’s closed-end opportunistic credit funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the fund as of June 30, 2016, including the fair value of unrealized investments as of such date, together with any appreciation or depreciation from related hedging activity. Gross IRR does not include the effects of management fees or incentive income, which would reduce the return, and includes the reinvestment of all fund income.

(5)
Net IRR is calculated as described in footnotes (4) and (11), but is reduced by all management fees and for the real estate funds other fund-level fees and expenses not adjusted for in the calculation of gross IRR. Net IRR is further reduced by accrued and paid incentive income, which will be payable upon the distribution of each fund’s capital in accordance with the terms of the relevant fund. Accrued incentive income may be higher or lower at such time. The net IRR represents a composite rate of return for a fund and does not reflect the net IRR specific to any individual investor.

(6)
Gross multiple of invested capital (“MOIC”) for the Company’s closed-end opportunistic credit funds is calculated by dividing the sum of the net asset value of the fund, accrued incentive income, life-to-date incentive income and management fees paid and any non-recallable distributions made from the fund by the invested capital.

(7)
These funds have concluded their investment periods, and therefore the Company expects assets under management for these funds to decrease as investments are sold and the related proceeds are distributed to the investors in these funds.

(8)
An investment is considered partially realized when the total amount of proceeds received, including dividends, interest or other distributions of income and return of capital, represents at least 50% of invested capital.

(9)	Invested capital represents total aggregate contributions made for investments by the fund.

(10)
Total value represents the sum of realized distributions and the fair value of unrealized and partially realized investments as of June 30, 2016. Total value will be impacted (either positively or negatively) by future economic and other factors. Accordingly, the total value ultimately realized will likely be higher or lower than the amounts presented as of June 30, 2016.

(11)
Gross IRR for the Company’s real estate funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the aggregated investments as of June 30, 2016, including the fair value of unrealized and partially realized investments as of such date, together with any unrealized appreciation or depreciation from related hedging activity. Gross IRR is not adjusted for estimated management fees, incentive income or other fees or expenses to be paid by the fund, which would reduce the return.

(12)
Gross MOIC for the Company’s real estate funds is calculated by dividing the value of a fund’s investments by the invested capital, prior to adjustments for incentive income, management fees or other expenses to be paid by the fund.

(13)	This fund recently launched and has only invested a small portion of its committed capital; therefore, IRR and MOIC information is not presented, as it is not meaningful.

EXHIBIT 8
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Longer-Term Assets Under Management (Unaudited)
(dollars in thousands)

As of June 30, 2016, approximately 39% of the Company’s assets under management were subject to initial commitment periods of three years or longer. The Company earns incentive income on these assets based on the cumulative investment performance generated over this commitment period. The table below presents the amount of these assets under management, as well as the amount of incentive income accrued at the fund level but for which the commitment period has not concluded. These amounts have not yet been recognized in our revenues, as the Company recognizes incentive income at the end of the commitment period when amounts are no longer subject to clawback. Further, these amounts may ultimately not be recognized as revenue by the Company in the event of future losses in the respective funds.

	June 30, 2016
	Longer-Term Assets Under Management	Accrued Unrecognized Incentive

Multi-strategy funds	$2,673,158	$9,154
Credit
Opportunistic credit funds	4,125,164	116,090
Institutional Credit Strategies	7,204,357	—
Real estate funds	2,213,821	123,935
Other	309,640	—
	$16,526,140	$249,179
The Company recognizes incentive income on its longer-term assets under management in multi-strategy funds and open-end opportunistic credit funds at the end of their respective commitment periods, which are generally three to five years. The Company expects the commitment period with respect to approximately 6% and 12% of the longer-term assets under management in the multi-strategy funds to mature during the third quarter of 2016 and the remainder of 2016, respectively. The Company does not expect the commitment period for a significant amount of longer-term assets under management in its open-end opportunistic credit funds to expire during the third quarter of 2016; however, the Company does expect the commitment period with respect to approximately 10% of the longer-term assets under management to mature during the remainder of 2016. Incentive income related to assets under management in the Company’s closed-end opportunistic credit funds and its real estate funds is generally recognized at or near the end of the life of each fund. These funds generally begin to make distributions after the conclusion of their respective investment period, as presented in the tables in Exhibit 7. However, these investment periods may generally be extended for an additional one to two years.

EXHIBIT 9
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Financial Supplement (Unaudited)
As of July 1, 2016

OZ Master Fund by Investment Strategy		Investors by Type(1)
Long/Short Equity Special Situations	62%	Pensions	37%
Structured Credit	11%	Private Banks	15%
Convertible and Derivative Arbitrage	11%	Corporate, Institutional and Other	13%
Corporate Credit	8%	Fund-of-Funds	9%
Merger Arbitrage	6%	Foundations and Endowments	12%
Private Investments	2%	Related Parties	8%
		Family Offices and Individuals	6%

Assets Under Management by Geography(2)		Investors by Geography(1)
North America	73%	North America	75%
Europe	16%	Europe	13%
Asia	11%	Asia and Other	12%

(1)	Presents the composition of the Company’s fund investor base across its funds excluding investors in its CLOs.

(2)
The North American exposure includes the United States, Canada, Central America and South America. The European exposure includes Africa and the Middle East. The Asian exposure includes Australia and New Zealand.

EXHIBIT 10
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Assets Under Management Trends (Unaudited)
(dollars in thousands)

	Assets Under Management as of
	June 30, 2016	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012

Total Assets Under Management	$41,980,438	$45,494,861	$47,534,415	$40,238,812	$32,603,930
Year-over-Year Change	-12%	-4%	18%	23%	13%

Longer-Term Assets Under Management(1)	$16,526,140	$16,842,321	$15,150,049	$10,640,836	$6,947,746
% of Total Assets Under Management	39%	37%	32%	26%	21%

Assets Under Management by Product
Multi-strategy funds	62%	65%	72%	79%	85%
Credit
Opportunistic credit funds	12%	12%	11%	11%	7%
Institutional Credit Strategies	17%	16%	11%	6%	3%
Real estate funds	5%	5%	4%	2%	3%
Other	4%	2%	2%	2%	2%
Total assets under management in credit, real estate and other funds	38%	35%	28%	21%	15%

(1)	Longer-term assets under management are those subject to initial commitment periods of three years or longer. Please see Exhibit 8 for additional information.